UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2009

VCG HOLDING CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2009, a wholly-owned subsidiary (the "Seller") of VCG Holding Corp., a Colorado corporation (the "Parent"), sold a piece of real property located in Phoenix, Arizona (the "Property") pursuant to a Real Estate Purchase Agreement (the "Purchase Agreement") with Black Canyon Highway LLC, a Texas limited liability company (the "Buyer"), entered into on the same day. The purchase price paid at closing consisted of (a) $200,000 in cash, (b) a secured promissory note issued by the Buyer to the Seller in the principal amount of $322,963.16 (the "Buyer Note"), and (c) the Buyer's assumption of the Seller's obligations under a Secured Promissory Note, dated May 1, 2003, in the original principal amount of $2,400,000 (the "Sacred Ground Note") originally issued by the Seller to Sacred Ground Resources, LLC, an Arizona limited liability company ("Sacred Ground"), when the Seller bought the Property in 2003. The principal amount outstanding under the Sacred Ground Note at closing was approximately $1,790,000. The Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations and warranties.

The indebtedness under the Buyer Note is due on July 31, 2011 and the Buyer will make monthly interest-only payments at 8% interest per year. The Buyer Note is secured by the Property pursuant to a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rent executed by the Buyer for the benefit of the Parent and all of the assets of the Buyer and its affiliate, JGC Phoenix LLC, a Texas limited liability company ("JGC"), pursuant to the terms of a Security Agreement entered into by the Parent, the Buyer and JGC. The Seller's security interest in the Property and the assets of the Buyer and JGC is second to Sacred Ground's security interest in the same.

The Buyer's sole member (the "Buyer Member") agreed to guaranty the Buyer's obligations under the Buyer Note pursuant to the terms of a Guaranty (the "Buyer Guaranty") entered into at the closing by the Parent, the Buyer Member and the Buyer. The Buyer Member pledged his membership interests in the Buyer and JGC to secure the Buyer Member's obligations under the Buyer Guaranty pursuant to the terms of a Pledge Agreement executed by the Buyer Member at the closing (the "Pledge Agreement"). Also, pursuant to the Buyer Guaranty, the Buyer and the Buyer Member agreed to indemnify the Parent from any losses arising from payments by the Parent under the Sacred Ground Guaranty described below. Subject to the Sacred Ground Guaranty, the Parent may offset any amounts owed to the Parent under the Buyer Guaranty against indebtedness owed by the Parent to the Buyer Member under the Promissory Note in the original principal amount of $2,500,000, dated as of April 14, 2008, issued by the Parent and Manana Entertainment, Inc., a Texas corporation, to the Buyer Member.

To effect the assumption of the Sacred Ground Note by the Buyer, the Seller, the Buyer and Sacred Ground entered into an Assumption, Consent and Loan Modification Agreement at closing pursuant to which Sacred Ground consented to the sale of the Property and the assignment by the Seller, and the assumption by the Buyer, of the indebtedness and obligations under the Sacred Ground Note (the "Assignment Agreement"). The Parent is guaranteeing the Buyer's performance under the Sacred Ground Note pursuant to the terms of a Guaranty and Subordination Agreement entered into at the closing with Sacred Ground (the "Sacred Ground Guaranty"). Pursuant to the terms of the Sacred Ground Guaranty, Sacred Ground may require the Parent to make payments under the Sacred Ground Note to Sacred Ground if the Buyer is in default thereunder. As described above, the Buyer and the Buyer Member have agreed to indemnify the Parent from any amounts paid by the Parent under the Sacred Ground Guaranty. However, the Sacred Ground Guaranty contains restrictions on the Parent from being reimbursed or indemnified for amounts paid under the Sacred Ground Guaranty for as long as the Sacred Ground Note is outstanding, although the Parent is allowed to collect from the Buyer amounts it has paid under the Sacred Ground Guaranty in an amount of up to $100,000 in any three year period during the term of the Sacred Ground Guaranty.

In connection with the sale of the Property, and as a condition to closing, the Seller entered into a Lease Termination Agreement with Epicurean Enterprises, L.L.C., an Arizona limited liability company ("Tenant") and Tenant's sole member (the "Tenant Member"), pursuant to which the Seller and Tenant agreed to terminate the Lease for the property entered into by Tenant and the Seller in January 2007 (the "Lease Termination Agreement"). Prior to closing, Tenant operated an adult entertainment club on the Property (the "Club"). In consideration for the termination of the Lease, Tenant agreed to transfer certain personal property, including a liquor license, to the Buyer (the "Personal Property Acquisition"). Tenant and Tenant Member also agreed to indemnify the Seller and the Parent against losses arising out of Tenant's operations on the Property, the Personal Property Acquisition and the Indemnification Agreement (as defined below).

As another condition to closing of the sale of the Property, the Seller, the Parent, the Buyer, the Buyer Member and JGC entered into an Indemnification and Offset Agreement (the "Indemnification Agreement") pursuant to which the Seller and the Parent agreed to indemnify the Buyer, the Buyer Member and JGC against losses caused by or arising from events, acts or omissions that arose before the effective date of the Indemnification Agreement related to the personal property transferred in the Personal Property Acquisition and the operation of the Club, and any of the representations, warranties and covenants made by Tenant, the Tenant Member and the Seller in connection with the Personal Property Acquisition and in the Purchase Agreement. The Parent's and the Seller's indemnity obligations are capped at an amount equal to $200,000 (the cash payment made under the Purchase Agreement) plus any amount paid to the Parent under the Buyer Note. The indemnified parties have a right to offset any amounts owed to them under the Indemnification Agreement against any amounts owed by the Buyer to the Seller under the Buyer Note.

The Company has attached hereto as Exhibits 10.1 a copy of the Purchase Agreement. The foregoing summary of the Purchase Agreement is qualified in its entirety by the contents of the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORPORATION

August 5, 2009	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Real Estate Purchase Agreement